UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 13, 2009
CMP SUSQUEHANNA RADIO HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-143558	20-4530834

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.
     On March 9, 2009, CMP Susquehanna Radio Holdings Corp. (“Radio Holdings”) and CMP Susquehanna Corp.(the “Company”), a wholly owned subsidiary of Radio Holdings, announced that they commenced an exchange offer and consent solicitation to refinance the Company’s outstanding senior subordinated notes. In connection with this exchange offer and consent solicitation, Radio Holdings and the Company have prepared an Offering Memorandum and Consent Solicitation Statement for distribution to holders of the Company’s outstanding senior subordinated notes that are either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act. The new securities to be issued in the exchange offer in exchange for outstanding senior subordinated notes tendered by eligible holders have not been and are not expected to be registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
     Excerpts from this Offering Memorandum and Consent Solicitation Statement containing updated financial and other information regarding the Company, as well as additional related information, are attached as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description
99.1	Excerpts from Offering Memorandum and Consent Solicitation Statement and Additional Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: March 13, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Excerpts from Offering Memorandum and Consent Solicitation Statement and Additional Information